For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Second Quarter 2024 Results

Adjusted FFO Per Share Beats Estimates

WEST PALM BEACH, Fla., August 2, 2024 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the second quarter ended June 30, 2024.

Second Quarter 2024 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 4 percent to $151 compared to the 2023 second quarter for the 38 comparable hotels (excludes the Home2 Phoenix Downtown that opened in January 2024). Average daily rate (ADR) was unchanged versus 2023 at $183, and occupancy jumped 4 percent to 82 percent for the 38 hotels owned as of June 30, 2024.
◦For the first time since 2019, portfolio RevPAR of $151 exceeded 2019 RevPAR of $147.
◦RevPAR for the Silicon Valley and Bellevue hotels was up 10 percent over the 2023 second quarter to a post-pandemic second quarter high of $152.
•Net Income – Net income of $7.0 million compared to net income of $9.4 million in the 2023 second quarter. Net income per diluted common share was $0.10 versus $0.15 during the 2023 second quarter.
•Hotel EBITDA Margin – Generated margins of 39 percent in the 2024 second quarter compared to 2023 second quarter margins of 41 percent.
•Adjusted EBITDA – Produced second quarter adjusted EBITDA of $31.4 million versus $31.9 in 2023.
•Adjusted FFO – Earned adjusted FFO of $19.9 million in the 2024 second quarter compared to $21.8 million in second quarter of 2023. Adjusted FFO per diluted share was $0.39 in 2024 and $0.43 in 2023.
•Acquires hotel for first time since 2022 – Closed on the recently opened, 148-room Home2 Suites by Hilton Phoenix Downtown for $43.3 million or approximately $293,000 per room.
•Balance Sheet Repositioned – Repaid $261 million of maturing debt in the quarter through the issuance of CMBS debt, borrowings on its unsecured term loan and revolving credit facility as well as available cash generated from free cash flow and an asset sale earlier in 2024.

The following chart summarizes the consolidated financial results for the three- and six-months ended June 30, 2024, and 2023, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income (loss) to common shareholders	$4.9	$7.2	$(2.4)	$0.3
Diluted net income (loss) per common share	$0.10	$0.15	$(0.05)	$0.01
GOP Margin	46.0%	48.5%	42.7%	44.6%
Hotel EBITDA Margin	39.0%	41.3%	35.4%	36.6%
Adjusted EBITDA	$31.4	$31.9	$50.2	$49.6
AFFO	$19.9	$21.8	$27.9	$29.7
AFFO per diluted share	$0.39	$0.43	$0.55	$0.59
Dividends per common share	$0.07	$0.07	$0.14	$0.14

"The second quarter was a great quarter for Chatham and our shareholders, posting impressive results for the quarter, with all key metrics finishing at the top of our guidance range and completing a multi-year transformation of our balance sheet that positions us strongly for future opportunities," emphasized Jeffrey H. Fisher, Chatham's president and chief executive officer. "We delivered adjusted FFO per share of $0.39, beating consensus estimates behind strong RevPAR growth of 4 percent, hotel EBITDA margins of 39 percent and again driving increased other department profits by approximately $0.4 million or 16 percent.

“In addition to our operating results, we made great strides repositioning our balance sheet. With that repositioning essentially completed, I am excited about our prospects for growth as we have the financial capacity and flexibility to prudently make hotel investments and grow earnings and cash flow. Additionally, we will continue to opportunistically sell assets in 2024 with the intent to redeploy those proceeds into additional hotel investments," Fisher highlighted.

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 38 comparable hotels owned as of June 30, 2024, compared to the 2023 and 2019 second quarters:

	Q2 2024 RevPAR	Q2 2023 RevPAR	Q2 2019 RevPAR
Occupancy	82%	79%	84%
ADR	$183	$183	$176
RevPAR	$151	$145	$147

The below chart summarizes RevPAR statistics by month for Chatham's comparable hotels:

	April	May	June	July
Occupancy – 2024	83%	82%	82%	81%
ADR – 2024	$177	$182	$191	$192
RevPAR – 2024	$146	$149	$157	$155
RevPAR – 2023	$140	$142	$155	$154
% Change in RevPAR vs. prior year	5%	5%	1%	0.5%

Fisher continued, “Yet again, our second quarter RevPAR growth of 4 percent significantly outperformed industry-wide RevPAR growth by approximately 60 percent, and for the first time since the pandemic, portfolio RevPAR exceeded 2019 levels. Critical to our outperformance is growth in technology related travel demand in Silicon Valley and Bellevue, and our five hotels produced strong RevPAR growth of 10 percent in the quarter. Importantly, we have tremendous internal upside, the most of any of our peers, as our tech hotel RevPAR is 19 percent below pre-pandemic levels and will eventually return to 2019 levels.

"Business travel demand, our most important segment, continues to gain momentum as we saw broad gains across our portfolio. Additionally, our leisure demand has held up pretty well with RevPAR at our 7 predominately leisure hotels only declining 2 percent in the quarter. Portfolio-wide occupancy of 82 percent was our highest quarterly occupancy since the 2019 third quarter, and interestingly, occupancy was up over last year every single week of the second quarter," Fisher concluded.

RevPAR performance for Chatham’s largest markets comprise 71 percent of trailing twelve-month hotel EBITDA (based on EBITDA contribution over the last twelve months) is presented below:

	% of LTM EBITDA	Q2 2024 RevPAR	Change vs. Q2 2023	Q2 2023 RevPAR	Q2 2019 RevPAR
38 - Hotel Portfolio		$151	4%	$145	$147
Silicon Valley	14%	$150	8%	$139	$194
Los Angeles	9%	$163	(4)%	$170	$162
Coastal Northeast	9%	$183	5%	$174	$157
Washington, D.C.	8%	$184	6%	$174	$185
Greater New York	8%	$170	9%	$155	$153
San Diego	7%	$209	10%	$191	$177
Dallas	6%	$118	8%	$109	$94
Austin	5%	$134	(1)%	$135	$132
Seattle	5%	$156	14%	$137	$166

“Markets representing over half of our EBITDA experienced RevPAR growth between 5 and 10 percent in the quarter. Continuing a great trend, our primarily tech driven hotels in Silicon Valley and Bellevue led the way with combined RevPAR growth of 10 percent in the quarter, driven by a 4 percent gain in occupancy and a 5 percent gain in ADR. Occupancy reached 78 percent in the quarter, encouragingly approaching second quarter 2019 occupancy of 81 percent. Increasing occupancy levels will allow us to continue to push ADR growth as we move forward and close the RevPAR gap versus 2019," commented Dennis Craven, Chatham's chief operating officer. "Excluding Silicon Valley and Bellevue, second quarter RevPAR of $150 exceeds 2019 levels by approximately 10 percent, our highest quarterly outperformance since then.

"Importantly, our other most significant markets are primarily business travel focused markets, and the gains we produced in the quarter in Washington, D.C., Greater New York, San Diego and Dallas are attributed to increased business travel demand. We saw broad growth with eleven of our hotels generating double digit RevPAR growth. We do not believe recent performance is necessarily a trend. June was adversely impacted by the timing of the Juneteenth holiday, and July was hit by the timing of the July 4th holiday, which actually impacted the week following the holiday."

Approximately 64 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels, the highest concentration of extended-stay rooms of any public lodging REIT. Second quarter 2024 occupancy, ADR and RevPAR for each of Chatham’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	Courtyard (4)	Hampton Inn (3)	HGI (3)
% of LTM EBITDA	48%	10%	9%	7%	7%
Occupancy – 2024	82%	82%	76%	88%	83%
ADR – 2024	$198	$152	$150	$180	$219
RevPAR – 2024	$163	$124	$114	$158	$183
RevPAR – 2023	$152	$122	$109	$150	$187
% Change in RevPAR	7%	2%	4%	5%	(2)%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three months ended June 30, 2024, and 2023. Gross operating profit is calculated as hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q2 2024	Q2 2023
RevPAR	$151	$145
Gross operating profit	$39.6	$40.8
Hotel EBITDA	$33.7	$34.7
GOP margin	46%	48%
Hotel EBITDA margin	39%	41%

Corporate Update

The below chart summarizes key financial performance measures for the three months ended June 30, 2024, and 2023. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx and common dividends is calculated as corporate EBITDA less debt service and preferred share dividends. Amounts are in millions, except RevPAR.

	Q2 2024	Q2 2023
RevPAR	$151	$145
Hotel EBITDA	$33.7	$34.7
Corporate EBITDA	$31.4	$31.9
Debt Service & Preferred dividends	$(11.2)	$(10.1)
Cash flow before CapEx and Common dividends	$20.2	$21.8

Home2 Phoenix Acquisition

In May, Chatham acquired the recently opened, 148-room Home2 Suites by Hilton Phoenix Downtown for $43.3 million or approximately $293,000 per room. Upon stabilization, the acquisition is expected to produce RevPAR in excess of $150 and generate an estimated NOI yield over 9 percent.

Strategically located in the heart of downtown Phoenix, the Home2 Suites is the closest hotel to the Footprint Center (home to the NBA Phoenix Suns and WNBA Phoenix Mercury) and Chase Field (home to the Arizona Diamondbacks), mere blocks from the Phoenix Convention Center and adjacent to the revitalized Warehouse District that houses numerous upscale event venues, and will also be home to the under-construction headquarters/practice facility/fan experience for the Suns and the Mercury. In excess of two million guests visit each of the Footprint Center and Chase Field annually for sports and entertainment events. The Convention Center ranks among the top ten convention centers in the country and offers nearly 1,000,000 square feet of meeting and prime exhibition space, including three exhibition halls, two 45,000-plus square foot ballrooms and an Executive Conference Center.

Downtown Phoenix is a vibrant, 1.7 square miles that drives incredibly diverse demand for hotels into its urban core. In addition to the Footprint Center, Chase Field and Convention Center, downtown Phoenix includes 11.5 million square feet of office space, a 28-acre Bioscience Core comprised of 1.6 million square feet with plans to essentially double that size in the coming years, almost 1.0 million square feet of retail space, numerous museums and theaters and lastly, expanding downtown campuses for Arizona State University, University of Arizona Medical School and Norther Arizona University (combined approximately 16,000 students).

Fisher stated, “We are really excited about this beautiful, brand new, high-quality hotel located in the heart of downtown Phoenix, a market in the early stages of the type of renaissance we have seen occur in other large urban downtowns across the country over the past decade. The hotel enters a thriving lodging market as Phoenix has experienced the industry's second-highest RevPAR CAGR over the past five years. This is the only Hilton-branded extended-stay hotel in downtown Phoenix and will benefit from the diverse demand generators, all of which are in a high-growth phase.”
Capital Markets & Capital Structure

During the 2024 second quarter, Chatham:

•Repaid the following maturing mortgages:
◦Residence Inn Anaheim $29 million mortgage on April 5th
◦Mountain View $35 million mortgage on May 31st
◦Savannah $28 million maturing mortgage on June 6th
◦Three mortgages aggregating $169 million on the Residence Inn Silicon Valley 1, Silicon Valley 2 and San Mateo on June 28th
◦Subsequent to the end of the quarter - the Hilton Garden Inn Marina Del Rey $18 million mortgage on July 5th
•Borrowed an additional $50 million on its term loan on May 3rd
•Issued $23 million of five-year CMBS debt secured by the Hyatt Place Pittsburgh North Shore on May 31st, with the loan carrying an interest rate of 7.29 percent and interest-only payments for the duration of the loan
•Issued $37 million of CMBS debt on June 6th. This includes a $15 million loan secured by the Hampton Inn Exeter, N.H., and a $22 million loan secured by the SpringHill Suites Savannah, Ga. Both loans have 10-year terms with an interest rate of 6.7 percent and interest-only payments for the duration of the loans

As of June 30, 2024, Chatham had net debt of $442 million (total consolidated debt less unrestricted cash). Total debt outstanding as of June 30, 2024, was $452 million at an average interest rate of 6.8 percent, comprised of $192 million of fixed-rate mortgage debt at an average interest rate of 6.5 percent, $140 million outstanding on its term loan at a rate of 6.9 percent and $120 million outstanding on the company's $260 million senior unsecured revolving credit facility. Based on the ratio of Chatham’s net debt to hotel investments at cost, it’s leverage ratio was approximately 26 percent.

"Since the end of 2022, we have patiently and prudently repositioned our balance since to address almost $400 million of maturing debt using asset sales, issuance of new debt and free cash flow," emphasized Jeremy Wegner, Chatham’s chief financial officer. "After repaying the maturing loan in early July, our massive transformation is essentially complete with only $30 million of debt maturing over the next year. We are well-situated to benefit from an expected declining interest rate environment as almost 60 percent of our debt is based on floating rates. Based on outstanding debt as of June 30, 2024, for every 100 basis point decline in SOFR, our AFFO per share will increase $2.6 million or $0.05 per share. Additionally, we have 29 unencumbered properties to support additional growth opportunities."

Hotel Investments

During the second quarter, the company incurred capital expenditures of $8 million and approximately $19 million year-to-date. Chatham’s 2024 budget is approximately $37 million. A renovation of the Courtyard Dallas Addison commenced in July and is expected to be completed in the third quarter. A renovation of the SpringHill Suites Savannah is expected to commence in September.

Dividend

During the quarter, the Board of Trustees declared a preferred dividend of $0.41406 per share and a common dividend of $0.07 per share, payable July 15, 2024, to shareholders of record on June 28, 2024.

2024 Third Quarter Guidance

Chatham’s 2024 third quarter guidance reflects the following assumptions:
a.Renovation of the Courtyard Dallas Addison, Texas
b.Repayment of the $18 million maturing mortgage on July 5, 2024
c.No additional acquisitions, dispositions, debt or equity issuance

Q3 2024
RevPAR	$148 - $152
RevPAR growth	0% to 2.5%
Total hotel revenue	$86-$88 M
Net income (loss)	$3-$5 M
Net income (loss) per diluted common share	$0.01-$0.06
Adjusted EBITDA	$28-$31 M
Adjusted FFO	$16-$18 M
Adjusted FFO per diluted share	$0.31-$0.36
Hotel EBITDA margins	36%-38%
Corporate cash administrative expenses	$2.8 M
Corporate non-cash administrative expenses	$1.7 M
Interest income	$0.0 M
Interest expense (excluding fee amortization)	$8.0 M

Non-cash amortization of deferred fees	$0.4 M
Weighted average shares/units outstanding	51.2 M

Chatham provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in its filings with the Securities and Exchange Commission.

Earnings Call

Chatham will hold its second quarter 2024 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s website, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-877-407-0789 or 1-201-689-8562 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until Friday, August 9, 2024, at 11:59 PM ET, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 13747562. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,883 rooms/suites in 17 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Adjusted Hotel EBITDA, (7) Hotel EBITDA, (8) Hotel EBITDA Margin, (9) Corporate EBITDA and (10) Cash flow before CapEx and common dividends. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

Chatham calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. Chatham believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. Chatham believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

Chatham calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. Chatham believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

Chatham calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. Chatham believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare Chatham's operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, Chatham uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions. Chatham calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Chatham calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. Chatham believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. Chatham presents Adjusted Hotel EBITDA because Chatham believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although Chatham presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing Chatham's operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, Chatham’s working capital needs;

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on Chatham’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of Chatham’s overall long-term incentive compensation package, although Chatham excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters Chatham considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in Chatham’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than Chatham does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of Chatham’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Chatham compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. Chatham’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. Chatham’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that could cause our actual results to differ materially from expected results include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; our ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets:
Investment in hotel properties, net	$1,241,935	$1,227,633
Cash and cash equivalents	10,595	68,130
Restricted cash	15,101	17,619
Right of use asset, net	17,849	18,141
Hotel receivables (net of allowance for doubtful accounts of $180 and $280, respectively)	4,176	4,375
Deferred costs, net	4,625	4,246
Prepaid expenses and other assets	8,197	3,786
Total assets	$1,302,478	$1,343,930
Liabilities and Equity:
Mortgage debt, net	$190,373	$394,544
Revolving credit facility	120,000	—
Unsecured term loan, net	139,417	89,533
Accounts payable and accrued expenses (including $720 and $399 due to related parties, respectively)	28,455	29,255
Lease liability	20,859	20,808
Distributions payable	5,481	5,414
Total liabilities	504,585	539,554
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,909,201 and 48,859,836 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	489	488
Additional paid-in capital	1,046,787	1,047,176
Accumulated deficit	(280,852)	(271,651)
Total shareholders’ equity	766,472	776,061
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	31,421	28,315
Total equity	797,893	804,376
Total liabilities and equity	$1,302,478	$1,343,930

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
Room	$79,044	$77,486	$141,526	$139,157
Food and beverage	2,127	2,094	3,973	4,182
Other	5,033	4,531	8,868	8,022
Reimbursable costs from related parties	275	365	553	730
Total revenue	86,479	84,476	154,920	152,091
Expenses:
Hotel operating expenses:
Room	16,966	14,578	32,099	28,694
Food and beverage	1,608	1,584	3,091	3,141
Telephone	328	360	647	722
Other hotel operating	1,025	950	1,844	1,863
General and administrative	7,231	7,305	14,396	14,112
Franchise and marketing fees	6,936	6,801	12,425	12,141
Advertising and promotions	1,585	1,460	2,927	2,975
Utilities	3,106	2,899	6,115	6,050
Repairs and maintenance	4,103	3,894	8,057	7,623
Management fees paid to related parties	2,850	2,791	5,159	5,079
Insurance	833	701	1,653	1,400
Total hotel operating expenses	46,571	43,323	88,413	83,800
Depreciation and amortization	14,914	14,670	30,169	28,928
Property taxes, ground rent and insurance	5,981	6,069	11,275	12,174
General and administrative	4,633	4,612	9,227	8,954
Other charges	27	38	77	38
Reimbursable costs from related parties	275	365	553	730
Total operating expenses	72,401	69,077	139,714	134,624
Operating income before loss on sale of hotel properties	14,078	15,399	15,206	17,467
Gain (loss) on sale of hotel properties	12	55	(140)	55
Operating income	14,090	15,454	15,066	17,522
Interest and other income	684	189	1529	209
Interest expense, including amortization of deferred fees	(7,723)	(6,442)	(15,030)	(12,880)
Loss on early extinguishment of debt	(17)	—	(17)	(691)
Income before income tax expense	7,034	9,365	1,548	4,324
Income tax expense	—	—	—	—
Net income	7,034	9,365	1,548	4,324
Net (income) loss attributable to noncontrolling interests	(186)	(221)	73	(28)
Net income attributable to Chatham Lodging Trust	6,848	9,144	1,621	4,296
Preferred dividends	(1,987)	(1,987)	(3,975)	(3,975)
Net income (loss) attributable to common shareholders	$4,861	$7,157	$(2,354)	$321
Income (loss) per common share - basic:
Net income (loss) attributable to common shareholders	$0.10	$0.15	$(0.05)	$0.01
Income (loss) per common share - diluted:
Net income (loss) attributable to common shareholders	$0.10	$0.15	$(0.05)	$0.01
Weighted average number of common shares outstanding:
Basic	48,900,609	48,846,913	48,896,301	48,842,850
Diluted	49,013,530	48,962,842	48,896,301	48,964,908
Distributions declared per common share:	$0.07	$0.07	$0.14	$0.14

CHATHAM LODGING TRUST
Reconciliation of Net Income to Adjusted FFO, EBITDA, EBITDAre and Adjusted EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Funds From Operations (“FFO”):
Net income	$7,034	$9,365	$1,548	$4,324
Preferred dividends	(1,987)	(1,987)	(3,975)	(3,975)
Net income (loss) attributable to common shares and common units	5,047	7,378	(2,427)	349
(Gain) loss on sale of hotel properties	(12)	(55)	140	(55)
Depreciation of hotel properties owned	14,712	14,616	29,908	28,821
FFO attributable to common share and unit holders	19,747	21,939	27,621	29,115
Amortization of finance lease assets	150	—	150	—
Other charges	27	38	77	38
Loss on early extinguishment of debt	17	—	17	691
Gain from partial lease termination	—	(164)	—	(164)
Adjusted FFO attributable to common share and unit holders	$19,941	$21,813	$27,865	$29,680
Weighted average number of common shares and units
Basic	50,809,951	50,434,230	50,699,481	50,308,726
Diluted	50,922,872	50,550,159	51,047,269	50,430,784

	For the three months ended		For the six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$7,034	$9,365	$1,548	$4,324
Interest expense, including amortization of deferred fees	7,723	6,442	15,030	12,880
Depreciation and amortization	14,914	14,670	30,169	28,928
EBITDA	29,671	30,477	46,747	46,132
(Gain) loss on sale of hotel properties	(12)	(55)	140	(55)
EBITDAre	29,659	30,422	46,887	46,077
Other charges	27	38	77	38
Loss on early extinguishment of debt	17	—	17	691
Gain from partial lease termination	—	(164)	—	(164)
Share based compensation	1,656	1,555	3,260	3,007
Adjusted EBITDA	$31,359	$31,851	$50,241	$49,649

CHATHAM LODGING TRUST
Reconciliation of Net Income to Adjusted Hotel EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2024	2023	2024	2023

Net income		$7,034	$9,365	$1,548	$4,324
Add:	Interest expense, including amortization of deferred fees	7,723	6,442	15,030	12,880
	Depreciation and amortization	14,914	14,670	30,169	28,928
	Corporate general and administrative	4,633	4,612	9,227	8,954
	Other charges	27	38	77	38
	Loss on early extinguishment of debt	17	—	17	691
	Loss on sale of hotel properties	—	—	140	—
Less:	Interest and other income	(684)	(189)	(1,529)	(209)
	Gain on sale of hotel properties	(12)	(55)	—	(55)
	Gain from partial lease termination	—	(164)	—	(164)
	Adjusted Hotel EBITDA	$33,652	$34,719	$54,679	$55,387

	Total revenue	$86,479	$84,476	$154,920	$152,091
	Reimbursable costs from related parties	(275)	(365)	(553)	(730)
	Hotel revenue	$86,204	$84,111	$154,367	$151,361
	Hotel EBITDA margin	39.0%	41.3%	35.4%	36.6%

CHATHAM LODGING TRUST
Reconciliations of Guidance Net Income to FFO, Adjusted FFO,
EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA
(In thousands, except share and per share data)

	For the three months ended
	September 30, 2024
	Low-End	High-End
Funds From Operations (“FFO”):
Net income	$2,600	$5,100
Preferred dividends	(2,000)	(2,000)
Net income attributable to common shares and common units	600	3,100
Depreciation of hotel properties owned	14,800	14,800
FFO attributable to common share and unit holders	15,400	17,900
Amortization of finance lease assets	500	500
Adjusted FFO attributable to common share and unit holders	$15,900	$18,400
Weighted average number of common shares and units
Diluted	51,170,000	51,170,000
Adjusted FFO per diluted share	$0.31	$0.36

	For the three months ended
	September 30, 2024
	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$2,600	$5,100
Interest expense, including amortization of deferred fees	8,400	8,400
Depreciation and amortization	15,400	15,400
EBITDA	26,400	28,900
EBITDAre	26,400	28,900
Share based compensation	1,700	1,700
Adjusted EBITDA	$28,100	$30,600

		For the three months ended
		September 30, 2024
		Low-End	High-End

Net income		$2,600	$5,100
Add:	Interest expense, including amortization of deferred fees	8,400	8,400
	Depreciation and amortization	15,400	15,400
	Corporate general and administrative	4,500	4,500
	Adjusted Hotel EBITDA	$30,900	$33,400

	Total revenue	$86,200	$88,100
	Reimbursable costs from related parties	(300)	(300)
	Hotel revenue	$85,900	$87,800
	Hotel EBITDA margin	36.0%	38.0%